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                                                                  Exhibit 10-1

                                  THE JBG COMPANIES

June 16, 1997

VIA 2-DAY MAIL

Mr. David Ruppe
PSINet, Inc.
460 Spring Park Place
Suite 100
Herndon, Virginia 20170

Re:  PSINet, Inc. at Spring Park Technology Center

Dear Mr. Ruppe:

     Enclosed for your files, please find one (1) fully executed original Amendment No. 1 to Deed of Lease for PSINet, Inc.'s 15,076 square feet of space located on the lower level of 460 Spring Park Place.

     Mr. Ruppe, thank you once again for the opportunity to address PSINet, Inc.'s office requirements. In the meantime, please do not hesitate to contact me or Tom Finan with any questions, comments or concerns.

Sincerely,

THE JBG COMPANIES


Joanna Athey
Administrative Assistant

CC W/ ENCLOSURE:    MR. STEVE RANCK, CHARLES E. SMITH COMPANIES
                    MR. ESKO KORHONEN, THE CARLYLE GROUP
                    MR. GUY STEWART, III, THE STEWART INVESTMENT COMPANY
                    MR. TOM FINAN, JBG
                    MR. CHRIS WEEMS, JBG
                    MS. LISA RITENOUR, JBG
                    MS. CHERIE STEINBACHER, JBG
                    NEGOTIATION FILE

CC W/O ENCLOSURE:   MS. HOLLY DAVIS MARSH, JBG


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                           AMENDMENT NO. 1 TO DEED OF LEASE

     THIS AMENDMENT NO. 1 TO DEED OF LEASE (the "First Amendment") is made as of the 12th day of June, 1997, by and between JBG/Spring Park Limited
Partnership, a Virginia limited partnership("Landlord"), as successor Landlord to TCW REALTY FUND II HOLDING COMPANY, a California corporation, and PSINET, INC., a New York corporation ("Tenant").

                                      RECITALS:

     WHEREAS, Landlord and Tenant are parties to that certam Deed of Lease ("Lease") dated February 5, 1996, pursuant to which Landlord has leased to Tenant and Tenant has leased from Landlord approximately 14,200 square feet (the "Premises") in the building known as 460 Spring Park Place, Herndon, Virginia ("Building").

     WHEREAS, in January of 1997 Tenant properly exercised its right to terminate the Lease with respect to the Premises effective July 31, 1997 and Landlord agreed to same.

     WHEREAS, Landlord and Tenant desire to reinstate the Lease and amend same to (i) replace the original 14,200 square feet with 15,076 square feet (the "Replacement Premises") (ii) extend the term of the lease on the Replacement Premises (iii) provide a Refurbishment Allowance for the Replacement Premises and (iv) waive the early termination penalty of three (3) months rent as outlined in Paragraph 27.22 (ii) (b) of the Lease.

     WHEREAS, all capitalized terms set forth herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Lease.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and suff~ciency of which are hereby acknowledged, the parties hereto agree that the Lease is hereby amended as follows:

     Section 1.    Substitution of Premises with Replacement Premises.

             1.01 As a replacement for the Premises, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord 15,076 rentable square feet of space in the Building, as shown on the cross-hatched area of Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Replacement Premises").


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             1.02     As of the Replacement Premises Commencement Date, the
Replacement Premises is hereby substituted for and constitutes the Premises defined in the Lease and is subject to all conditions of the Lease, except as otherwise provided m this First Amendment.

    Section 2.     Commencement Date and Term as to the Replacement Premises.

         2.01 The "Replacement Premises Commencement Date" shall be July 26, 1997 and the expiration date shall be September 17, 2003 ("Replacement Premises Expiration Date") unless the Lease or this First Amendment is terminated sooner pursuant to any provision thereof.

         2.02 Tenant shall have access to the Replacement Premises, at no charge, for furniture and cable installation commencing June 15, 1997.

    Section 3.  Construction and Delivery of the Replacement Premises.

         3.01 Landlord and Tenant agree that Tenant shall accept the Replacement Premises in its "as-is", "where is" condition, except for latent defects, on the Replacement Premises Commencement Date. Notwithstanding the foregoing, after the Replacement Premises Commencement Date, Landlord shall provide Tenant with an allowance of Three and OO/lOOths Dollars ($3.00) per rentable square foot of the Replacement Premises ("Refurbishment Allowance") for the refurbishment of the Replacement Premises ("Refurbishment") which Refurbishment Allowance shall be paid to Tenant by Landlord upon Landlord's receipt of paid invoices for such Refurbishment and, in the event Tenant contracted for the performance of any of the Refurbishment, lien waivers form all such contractors. In the event the cost of the Refurbishment exceeds the Refurbishment Allowance, such excess costs shall be paid in full by Tenant. In the event any portion of the Refurbishment Allowance remains after payment of the costs described above ("Excess Refurbishment Allowance"), Tenant may submit other moving related invoices to Landlord for reimbursement.

         3.02 Notwithstanding the foregoing, Landlord represents that the HVAC systems serving the Replacement Premises are in good working order as of the date hereof and any required service will be completed prior to the Replacement Premises Commencement Date.


                                         -2-
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    Section 4.   Base Rent for the Replacement Premises.

         4.01 Commencing on the Replacement Premises Commencement Date, Tenant shall pay Base Rent as set forth below.

     LEASE YEAR                              MONTHLY INSTALLMENT
-------------------------                   ----------------------
    8/1/97-7/31/98                                $17,274.58
    8/1/98-7/31/99                                $17,965.57
    8/1/99-7/31/00                                $18,684.19
    8/1/00-7/31/01                                $19,431.56
    8/1/01-7/31/02                                $20,208.82
    8/1/02-7/31/03                                $21,017.17
    8/1/03-10/31/03                               $21,857.86



    Section 5.     Additional Rent for the Replacement Premises.

              (i) Commencing on the Replacement Premises Commencement Date, Section 1.9 and 1.10 of the Lease shall be deleted in their entirety and the following inserted in their place:

         "1.9 Tenant's Proportionate Share of Park Common Area Maintenance Expenses("PCAM"). 4.20% of the PCAM (which percentage is based upon the Replacement Premises containing 15,076 gross rentable square feet of the total Park containing 359,323 gross rentable square feet).

         1.10 Tenant's Proportionate Share of Real Estate Taxes. 11.97% of Real Estate Taxes(which percentage is based upon the Replacement Premises containing 15,076 gross rentable square feet of the total of buildings 450 Spring Park Place and 460 Spring Park Place which comprise the lot used for tax purposes by Fairfax County and the Town of Herndon containing 125,942 gross rentable square feet).

         (ii) In addition, Section 1.10A shall be inserted into the Lease:

         1.10A Tenant Proportionate Share of Building Operating Expenses ("BOE"). BOE shall consist of all Landlord's actual cost of water, sewer, roof repairs, and roof maintenance, and non-tenant building electricity for 460 Spring Park Place only. Tenant's share of the BOE shall be 23.59% (which percentage is based upon the Replacement Premises containing 15,076 gross rentable square feet of the total Building containing 63,912 gross rentable square feet). Expenses included in the BOE as defincd above, shall be excluded from PCAM, as defined in Article 7 of the Lease. In addition, the rights and obligations set forth in Paragraphs 7.5 and 7.6 of the Lease shall apply to the BOE.

    Section 6.     Security Deposit.

              Simultaneously with the execution of this First Amendment, Tenant shall deposit with Landlord an additional $7,807.91 which sum shall be added to the current Security Deposit (i.e., $9,466.67) held under, and in accordance with, the Lease resulting in a total Security Deposit of $17,274.58.

                                         -3-
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    Section 7.     Early Termination Option.

              Section 27.22 Early Termination Option of the Lease shall be deleted in its entirety and be of no further force and effect as of the date of this First Amendment with respect to the Replacement Premises, however, Landlord hereby waives Tenant's obligation to pay any penalty as outlined in Paragraph 27.22 (ii) (b) otherwise due as a result of the January 1997 Termination Notice.

    Section 8. Right of First Refusal. For the first six months following the Replacement Premises' Commencement Date, Tenant shall have the Right Of First Refusal for lease of that certain space in the Building known as Suite 1000 and containing approximately 3,531 gross rentable square feet (the "Offer Space"). The notice given by Landlord to Tenant shall describe the Offer Space, the date as of which such Offer Space shall be available for lease and the terms and conditions which are equal to a third party tenant's offer received by the Landlord under which Landlord is willing to lease such Offer Space.

Tenant shall have fifteen (15) business days from the date of such notice from Landlord to notify Landlord that Tenant intends to enter into an amendment to this Lease with Landlord so as to include the Offer Space on such terms and conditions. Provided that Tenant shall have given the notice described in the preceding sentence to Landlord before the expiration of such fifteen (15) business day period of time, Tenant shall have fifteen (15) business days from the date of such notice from Landlord to enter into an amendment to this Lease with Landlord so as to include the Offer Space on such terms and conditions. If Tenant does not give notice of its intention to enter into such amendment with Landlord as aforesaid or does not enter into such amendment as aforesaid with Landlord, Landlord shall have the right to enter into a lease with any third party for the Offer Space on any terms and conditions as upon which Landlord and such third party shall agree. The rights extended in Section 8 to Tenant by Landlord are exclusively granted by Landlord to the original Tenant named under this Lease, PSINET, Inc. and any "affiliate" of PSINET, Inc. (as such term is defined in Section 11.1 of this Lease), and shall not inure to the benefit of or be exercisable by any assignee of the original Tenant named under this Lease other than such an "affiliate". Notwithstanding the foregoing, Tenant's rights under this
Section 8 shall: (a) terminate automatically upon the issuance of any notice of default by Landlord to Tenant with respect to any of Tenant's obligations under this Lease, which default shall have continued after the giving of all required notices and the expiration of all periods for cure herein specified;
(b) terminate automatically upon the failure of Tenant to have given notice to Landlord of its intention to enter into an amendment of the Lease with Landlord on the terms and conditions set forth in the preceding provisions of this Section 8 within fifteen (15) business days after the date of the giving by Landlord of notice to Tenant with respect to the availability of Offer Space; (c) terminate automatically upon the failure or Tenant to enter into an amendment to this Lease with Landlord on the terms and conditions set forth in the preceding provisions of this Section 8 within fifteen (15) business days after the date of the giving by Landlord of notice to Tenant with respect to the availability of Offer Space and (d) terminate automatically as of that date which is six (6) months after the Replacement Premises Commencement Date. For purposes hereof, "Preferential Rights" means all rights of renewal, rights of first refusal, rights of first offer, rights to expansion space of any other rights or agreements similar or dissimilar to the foregoing concerning the future

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or potential leasing of the Offer Space or any portion thereof or any other space in the Building of which the Offer Space or any portion thereof shall be a part.

    Section 9. Option to Renew.

               Commencing on the Replacement Premises Commencement Date,
Section 27.23 (i) of the Lease shall be deleted and the following inserted in its place:

               "(i) Renewal Term. Provided that there is no existing and uncured Event of Default by Tenant under this Lease, Tenant shall have the option to extend the Term of this Lease with respect to the entire Replacement Premises then subject to this Lease for one (1) additional term of five (5) years (said term being referred to hereinafter as the "Renewal Period") upon the same terms and conditions as set forth in this Lease, except that the Base Rent shall be calculated as set forth below taking into account lease concessions and Tenant shall have no further option to renew under this Section 27.23. The option shall be exercised by written notice from Tenant to Landlord given not later than one hundred eighty (180) days prior to the expiration of the initial Term or previous Renewal Period."

    Section 10. Signs.

          Commencing on the Replacement Premises Commencement Date,
Section 14 of the lease shall be deleted in its entirety and the following inserted in its place:

         "Except, at Tenant's expense, the pedestal sign near the entry to the Replacement Premises which faces 470 Spring Park Place and a suite entry located on the entry door, no sign, advertisement or notice shall be inscribed, painted, aff~xed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside
(including, without limitation, the windows) of the Building or the Premises. Any permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a frst class office building."

         Section 11. Parking.

          Commencing on the Replacement Premises Commencement
Date, Tenant shall have the right to three (3) additional parking spaces (i.e. for a total of 54 spaces) which shall be unreserved, non-exclusive parking spaces in the Parking Facilities.

         Section 12.    Brokers.       Landlord: JBG Properties, Inc.
                                       Tenant:   Charles E. Smith Companies.

           Landlord recognizes Brokers as the sole brokers procuring this First Amendment and shall pay Brokers a commission therefor pursuant to separate agreements between Brokers and Landlord. Landlord and Tenant


                                         -5-
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each represents and warrants to the other that it has not employed any broker, agent or finder other than Brokers relating to this First Amendment. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

    Section 13. Authority.

    Landlord and Tenant represent and warrant to each other that the person signing this First Amendment on its behalf has the requisite authority and power to execute this First Amendment and to thereby bind the party on whose behalf it is being signed.

    Section 14. Applicability of Lease Provisions.

     Except as otherwise provided in this First Amendment, the terms and provisions of the Lease shall apply to the Replacement Premises from and after the date of this Replacement Premises Commencement Date.

    Section 15. Ratification.

    Except as and only to the extent explicitly modified by the terms and provisions of this First Amendment, all terms and provisions of the Lease thereto are ratified and confirmed in all respects and shall hereby remain in full force and effect.

     Section 16. Entire Agreement. This First Amendment contains the entire understanding of the parties with respect to the subject matters covered hereby and may be modified only by a written instrument signed by the party against whom enforcement of any modification is sought.

     Section 17. Effectiveness. The furnishing of the form of this First Amendment shall not constitute an offer and this First Amendment shall become effective upon and only upon its execution by and delivery to each party hereto.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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              IN WITNESS WHEREOF, Landlord and Tenant have executed this
Amendment No. 1 to Deed of Lease and agree to be bound thereby effective as of the date first written above.

  WITNESS:                                LANDLORD:

/s/ Karen NuWick              JBG/SPRING PARK LIMITED PARJTNERSHIP
----------------              By:  JBG Real Estate Associates,VIII, Inc.,
                                   General Partner


                                   By:/s/Brian P. Coulter  (SEAL)
                                      -----------------------------------------
                                        Name: Brian P. Coulter
                                        Title: Vice President

                                   Date: June 12, 1997

ATTEST/WITNESS:               TENANT:

                              PSINET, INC., a New York corporation


/s/ Rob S. Metzler                 By:/s/Harold S. Wills  (SEAL)
---------------                      -----------------------------------------
                                      Name: (Typed): Harold S. Wills
                                      Title: EVP & COO

                                   Date: June 10, 1997


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Exhibit 10.1  The following Exhibits and Schedules have been omitted, which the Company agrees to furnish supplementally to the Commission upon request:


      Exhibit A: Floor Plan
      Exhibit B: Additional Expansion Space Commencement Date